MONONGAHELA POWER COMPANY

TO

CITIBANK, N.A.,
Trustee









SEVENTY-THIRD SUPPLEMENTAL INDENTURE

Dated as of May 1, 1995









First Mortgage Bonds

7-5/8% Series Due 2025

     SEVENTY-THIRD SUPPLEMENTAL INDENTURE, dated as of May 1, 1995, between MONONGAHELA POWER COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), party of the first part, and CITIBANK, N.A. (formerly First National City Bank, into which First National City Trust Company, formerly City Bank Farmers Trust Company, was merged on January 15, 1963, and which has succeeded to First National City Trust Company, as Trustee under the Indenture hereinafter referred to), a national banking association incorporated and existing under the laws of the United States of America (hereinafter called the "Trustee"), as Trustee under the Indenture dated as of August 1, 1945, hereinafter mentioned, party of the second part;

     Monongahela Power Company, a West Virginia corporation and a predecessor of the Company, has heretofore executed and delivered to the City Bank Farmers Trust Company its Indenture (hereinafter sometimes called the "Original Indenture"), dated as of August 1, 1945, which Indenture has been supplemented by indentures supplemental thereto, numbered First through Seventy-Second, respectively.

     First Mortgage Bonds are presently outstanding under the Original Indenture, as heretofore supplemented, as follows:
                                                                   Principal
        Series                                                   Amount

               5-1/2%          Series Due 1996. . . . . . . . . . .$18,000,000
               6-1/2%          Series Due 1997. . . . . . . . . . . 15,000,000
               5-5/8%          Series Due 2000. . . . . . . . . . . 65,000,000
               7-3/8%          Series Due 2002. . . . . . . . . . . 25,000,000
               7-1/4%          Series Due 2007. . . . . . . . . . . 25,000,000
               8-7/8%          Series Due 2019. . . . . . . . . . . 70,000,000
               8-5/8%          Series Due 2021. . . . . . . . . . . 50,000,000
               8-1/2%          Series Due 2022. . . . . . . . . . . 65,000,000
               8-3/8%          Series Due 2022. . . . . . . . . . . 40,000,000

     Under the Original Indenture, as heretofore supplemented, any new series of bonds may at any time be established by the Board of Directors of the Company and certain terms and provisions thereof may be described by an appropriate supplemental indenture.

     Under the Original Indenture, as heretofore supplemented, the Company and the Trustee may enter into a supplemental indenture for the purpose of modifying any of the provisions of the Original Indenture, as previously supplemented, provided such modification does not impair any of the rights of the then holders of outstanding Bonds or of the Trustee.

     The Company proposes to create under the Original Indenture, as heretofore supplemented and as supplemented hereby, a new series of Bonds to be designated First Mortgage Bonds, 7-5/8% Series Due 2025 (the "2025 Series").

     All conditions and requirements necessary to authorize the execution, delivery and recording of this Supplemental Indenture and to make it a valid, binding and legal instrument have been met, performed and fulfilled.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the Trustee and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of this Supplemental Indenture, and of other valuable considerations, the receipt whereof is hereby acknowledged, it is hereby covenanted, declared, and agreed by and between the parties hereto, for the benefit of those who shall hold the bonds, or any of them, issued or to be issued under the Indenture, as follows:

                                           PART I


                             DESCRIPTION OF BONDS OF 2025 SERIES

     SECTION 1. The Bonds of 2025 Series shall, subject to the provisions of Section 1 of Article II of the Original Indenture, be designated as "First Mortgage Bonds, 7-5/8% Series Due 2025" of the Company and shall be executed, authenticated and delivered in accordance with the provisions of, and, except as hereinafter provided, shall in all respects be subject to all of the terms, conditions and covenants of the Original Indenture as supplemented. The signatures of the officers executing the Bonds of 2025 Series on behalf of the Company and attesting to the facsimile of its corporate seal thereon may be facsimile.

     The Bonds of 2025 Series shall be registered Bonds without coupons of the denominations of $1,000 and any multiple of $1,000, appropriately numbered. The Bonds of 2025 Series shall mature May 1, 2025, and shall bear interest at the rate of 7-5/8% per annum, payable semi-annually on the first day of May and the first day of November in each year (each such May 1 and November 1 being hereinafter called an "interest payment date"). The Bonds of 2025 Series shall be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable (as well the interest as the principal thereof) at the agency of the Company in the Borough of Manhattan, The City of New York.

     The interest so payable on any interest payment date shall be paid to the persons in whose names the Bonds of 2025 Series are registered at the close of business on the last business day (hereinafter called "record date") which is more than ten days prior to such interest payment date, a "business day" being any day that is not a day on which banks in The City of New York are authorized by law or executive order to close; except that if the Company shall default in the payment of any interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Bonds of 2025 Series are registered on the date of payment of such defaulted interest.

     Except as provided hereinafter and in Section 10 of Article II of the Original Indenture, every Bond of 2025 Series shall be dated as of the date of its authentication and delivery or, if that is an interest payment date, the next day, and shall bear interest from the interest payment date next preceding its date or May 1, 1995, whichever is later. Notwithstanding Section 6 of Article II of the Original Indenture and except as provided in Section 10 of such Article II, any Bond of 2025 Series authenticated and delivered by the Trustees after the close of business on the record date with respect to any interest payment date and prior to such interest payment date shall be dated as of the date next following such interest payment date and shall bear interest from such interest payment date; except that if the Company shall default in the payment of any interest due on such interest payment date, such Bond shall bear interest from the next preceding interest payment date to which interest has been paid or, if no interest has been paid on such Bond, from May 1, 1995.

     SECTION 2. The Bonds of 2025 Series and the Trustee's authentication certificate shall be substantially in the following forms, respectively:



                                       [FORM OF BOND]


                                  MONONGAHELA POWER COMPANY
                     (Incorporated under the laws of the State of Ohio)

                         FIRST MORTGAGE BOND, 7-5/8% SERIES DUE 2025

No. R. ................                          $........................

     MONONGAHELA POWER COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to
............  or registered assigns, on the first day of May 2025, the sum
of........... dollars, in any coin or currency of the United States of
America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from May 1, 1995 or, if later, the first day of May or November next preceding the date of this Bond at the rate of seven and five-eighths percent (7-5/8%) per annum, payable semi-annually, on the first days of May and November in each year, commencing November 1, 1995, until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any May 1 or November 1 will, subject to certain exceptions provided in such Indenture, be paid to the person in whose name this Bond is registered at the close of business on the last business day which is more than ten days prior to such May 1 or November 1. Principal of and interest on this Bond are payable at the agency of the Company in the Borough of Manhattan, The City of New York.

     The provisions of this Bond are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Citibank, N.A., the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, Monongahela Power Company has caused a facsimile of its corporate seal and the facsimile signatures of its duly authorized officers to be hereto affixed.

     Dated:

                                               MONONGAHELA POWER COMPANY

                                               By
                                                  President

[CORPORATE SEAL]

Attest:


     Secretary



                                  [FORM OF REVERSE OF BOND]


     This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), unlimited in aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by an indenture, dated as of August 1, 1945, executed by the Company to City Bank Farmers Trust Company, now Citibank, N.A. (herein called the "Trustee") (said indenture being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto (including the Seventy-third Supplemental Indenture hereinafter referred to) reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 75% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 75% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest on, this Bond, which are unconditional. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Bond is one of a series designated as "First Mortgage Bonds, 7-5/8% Series Due 2025" of the Company, issued under and secured by the Indenture and all indentures supplemental thereto and described in an indenture supplemental thereto (herein called the "Seventy-third Supplemental Indenture"), dated as of May 1, 1995, executed by the Company to the Trustee.

     The Bonds of this Series are subject to redemption (i) at any time or times upon application as provided in the Indenture, as supplemented, of moneys included in the trust estate, at a Special Redemption Price of 100% of the principal amount so redeemed, or (ii) on or after May 1, 2005, as a whole or in part, at the applicable percentage of their principal amount set forth below under "Regular Redemption Price" for the periods indicated:

If redeemed during             Regular                If redeemed during             Regular
the 12-month period            Redemption             the 12-month period            Redemption
beginning May 1,               Price                  beginning May 1                Price


   2005................             102.953%             2011................             101.181%
   2006................             102.658              2012................             100.886
   2007................             102.362              2013................             100.591
   2008................             102.067              2014................             100.295
   2009................             101.772              2015 and thereafter              100.000
   2010................             101.477

together, in each case, with accrued interest to the redemption date; all subject to the conditions and as more fully set forth in the Indenture and the Seventy-third Supplemental Indenture and to the conditions that redemptions of the Bonds of this Series during each 12-month period beginning April 30 at the Special Redemption Price pursuant to the method specified in (i) above may not exceed the greater of (a) 1% of the aggregate principal amount ($700,000) of the Bonds of this Series originally issued or (b) the lowest percentage so redeemed (zero, if none are redeemed) of Bonds of any other series then redeemable during such period relative to the respective aggregate principal amount of Bonds of such series originally issued.

     Notice of any such redemption shall be mailed by the Company, postage prepaid, not less than thirty and no more than sixty days prior to the date of redemption, to the owner of this Bond at such owner's address as the same shall appear on the transfer register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it.

     In case an event of default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like series, may in like manner be exchanged for one or more new Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

     No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.



                               [FORM OF TRUSTEE'S CERTIFICATE]

     This is one of the Bonds, of the series designated therein, described in the within-mentioned Indenture and the Seventy-third Supplemental Indenture.

                                  CITIBANK, N.A., as Trustee

                                  By
                                  Authorized Signatory



     SECTION 3. Until Bonds of 2025 Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of 2025 Series in temporary form, as provided in Section 9 of Article II of the Original Indenture.

                                           PART II

                                ISSUE OF BONDS OF 2025 SERIES

     SECTION 1. The principal amount of Bonds of 2025 Series which may be authenticated and delivered hereunder is not limited.

     SECTION 2. Bonds of 2025 Series for the aggregate principal amount of Seventy Million Dollars ($70,000,000), being the initial issue of Bonds of 2025 Series, may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the designated officer or officers of the Company, upon compliance by the Company with the appropriate provisions and requirements of Articles III and XVIII of the Original Indenture.

                                          PART III

                                         REDEMPTION

     SECTION 1. The Bonds of 2025 Series shall be redeemable as set forth in the form of Bond of 2025 Series included in Section 2 of Part I hereof and in accordance with Article V of the Original Indenture.

     SECTION 2. In case the Company shall desire to exercise its right to redeem Bonds of 2025 Series, notice of redemption shall be mailed by the Company, postage prepaid, not less than thirty days and not more than sixty days prior to the date of redemption, to the owners of the Bonds to be redeemed, as a whole or in part, at their addresses as the same shall appear on the transfer register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it. In any case, failure duly to give notice by mail, or defect in the notice, to the owner of any such Bond shall not affect the validity of the proceedings for the redemption of any other Bond.

                                           PART IV

                                   COVENANTS AND CONSENTS

     Notwithstanding that the Bonds of the 1984 Series no longer are outstanding, the covenant contained in Section 3 of Part V of the Seventeenth Supplemental Indenture shall remain in full force and effect and shall be binding upon the Company as long, but only as long, as any Bonds of 2025 Series are outstanding. No consent of holders of Bonds of 2025 Series shall be required under the proviso in said Section 3.

                                           PART V

                                         THE TRUSTEE

     The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions set forth in the Original Indenture, as theretofore supplemented and as supplemented by this Supplemental Indenture, and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

     The residence address of the Trustee is 111 Wall Street, New York, NY
10043.

                                           PART VI

                                  MISCELLANEOUS PROVISIONS

     For all purposes hereof, all terms contained in this Supplemental Indenture shall, except as the context may otherwise require or as provided herein, have the meanings given to such terms in Article I of the Original Indenture. The Supplemental Indentures referred to herein are indentures supplemental to the Original Indenture.

     The provisions of Paragraph (B) of Section I of Part V of the Seventh and Eleventh Supplemental Indentures became effective on February 1, 1979, the date on which the Bonds of the 3-1/8% Series Due 1979 were retired.

     This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, said Monongahela Power Company has caused this Supplemental Indenture to be executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal to be attested by its Secretary or one of its Assistant Secretaries; and said Citibank, N.A., as Trustee as aforesaid, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by one of its Senior Trust Officers, all as of the first day of May, One thousand nine hundred and ninety-five.

                                  MONONGAHELA POWER COMPANY


                                  By  NANCY H. GORMLEY
                                  Nancy H. Gormley
                                  Vice President


[SEAL]
Attested:

     EILEEN M. BECK
     Eileen M. Beck
     Secretary



                              CITIBANK, N.A.,
                              As Trustee as aforesaid


                              By  R. T. KIRCHNER
                                  R. T. Kirchner
                                  Vice President


[SEAL]
Attested:

     L. PISCITELLI
     L. Piscitelli
     Senior Trust Officer


STATE OF NEW YORK

COUNTY OF NEW YORK, to wit:


     I, a Notary Public of the State of New York, in and for the County of New York, do certify that on this 19th day of May in the year 1995 before me, the subscriber, personally appeared Nancy H. Gormley, a Vice President of MONONGAHELA POWER COMPANY, a corporation, who signed the writing above, bearing date as of the 1st day of May, 1995, for said corporation, and has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

        Given under my hand and notarial seal this 19th day of May 1995.


                                  JUTTA S. FEUERSTEIN
                                  Jutta S. Feuerstein
                                  Notary Public


[NOTARIAL SEAL]

           Jutta S. Feuerstein
           Notary Public, State of New York
           No. 01FE5019660
           Qualified in Queens County
           Commission Expires Oct. 25, 1995

STATE OF NEW YORK

COUNTY OF NEW YORK, to wit:


     I, a Notary Public of the State of New York, in and for the County of New York, do certify that on this 19th day of May in the year 1995 before me, the subscriber, personally appeared R. T. Kirchner, a Vice President of CITIBANK, N.A., a national banking association incorporated and existing under the laws of the United States of America, who signed the writing above, bearing date as of the 1st day of May, 1995, for said corporation, and has this day in my said County, before me, acknowledged the said writing to be the act and deed of said corporation.

     Given under my hand and notarial seal this 19th day of May, 1995.


                                  DORIS WARE
                                  Doris Ware
                                  Notary Public

[NOTARIAL SEAL]

           Doris Ware
           Notary Public, State of New York
           No. 01WA5017421
           Qualified in Queens County
           Commission Expires September 7, 1995






STATE OF NEW YORK

COUNTY OF NEW YORK                ss.:


     R. T. Kirchner, of full age, being duly sworn according to law, on his oath deposes and says: that Citibank, N.A., a national banking association incorporated and existing under the laws of the United States of America, is the Trustee named in the foregoing Supplemental Indenture, dated as of May 1, 1995; that deponent is Vice President of said Trustee, and is duly authorized to make this affidavit and is the duly authorized agent of said Trustee, and, as such Vice President, had charge of the execution and delivery on behalf of said Trustee of said Supplemental Indenture and is the agent of said Trustee for the purpose of perfecting the same and that the consideration in said Supplemental Indenture is true and bona fide as therein set forth.


                                  R. T. KIRCHNER
                                  R. T. Kirchner
                                  Vice President

     Subscribed and sworn to before me this 19th day of May, 1995.


                                  DORIS WARE
                                  Doris Ware
                                  Notary Public

[NOTARIAL SEAL]

           Doris Ware
           Notary Public, State of New York
           No. 01WA5017421
           Qualified in Queens County
           Commission Expires September 7, 1995